UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): October 13, 2004


                                   CREE, INC.
             (Exact name of registrant as specified in its charter)


       North Carolina                0-21154                   56-1572719
(State or other jurisdiction     (Commission File           (I.R.S. Employer
     of incorporation)               Number)             Identification Number)




               4600 Silicon Drive
             Durham, North Carolina                      27703
    (Address of principal executive offices)          (Zip Code)



                                 (919) 313-5300
               Registrant's telephone number, including area code

                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

     On October 13, 2004, Cree, Inc. (the "Company") and Charles M. Swoboda entered into an employment agreement (the "Agreement") pursuant to which Mr. Swoboda will continue to serve as the Company's President and Chief Executive Officer as an at-will employee. In addition, the Agreement requires Mr. Swoboda to be nominated each year to serve as a member of the Company's Board of Directors.

     The Agreement has an initial term of three years, with automatic one-year renewals commencing on the third anniversary, unless one party provides the other with at least 120 days' prior written notice that the term shall not be extended. Under the Agreement, Mr. Swoboda's annual base salary is $500,000, which will be reviewed annually by the Compensation Committee of the Company's Board of Directors. Mr. Swoboda will be eligible to receive a bonus upon the achievement of certain performance goals set by the Compensation Committee, and his target bonus for each calendar year will be at least 70% of his base salary. The Agreement also provides that Mr. Swoboda is entitled to participate in certain benefit plans of the Company as well as to be reimbursed for certain travel, entertainment and other expenses in connection with his services for the Company.

     Although Mr. Swoboda is an at-will employee, meaning that he can be terminated at any time with or without cause upon written notice by the Company, he is entitled to severance benefits depending on the circumstances of the termination. In the event the Company terminates Mr. Swoboda for any reason, he will be entitled to any: (i) unpaid base salary accrued up to the effective date of termination, (ii) unpaid, but earned and accrued annual incentive for any completed fiscal year as of the termination, (iii) pay for accrued but unused vacation that the Company is legally obligated to pay, (iv) benefits or compensation as provided under the terms of any applicable employee benefit and compensation agreements or plans, (v) unreimbursed business expenses required to be reimbursed, and (vi) rights to indemnification under the Company's Articles of Incorporation, Bylaws, the Agreement, or separate indemnification agreement, as applicable.

     If Mr. Swoboda's employment is terminated by the Company without cause or by Mr. Swoboda for good reason, and the termination is not in connection with a change of control, then Mr. Swoboda will receive: (i) continued payment of his base salary until the later of (a) the date 24 months following the termination of Mr. Swoboda's employment or (b) the date that the term of the Agreement otherwise expires (the "Continuance Period"), (ii) a lump-sum payment, paid at the time fiscal year bonuses are paid to other Company executive officers, equal to twice the average of Mr. Swoboda's earned annual incentives for the two fiscal years immediately preceding the fiscal year in which the termination occurs, (iii) reimbursement for premiums paid to continue medical benefits for Mr. Swoboda and his eligible dependents under the Company's benefit plans for 12 months, and (iv) accelerated vesting with respect to 50% of his then outstanding, unvested equity awards that (y) were granted prior to the effective date of the Agreement and are "underwater" as of the same date, or (z) are granted on or after the effective date of the Agreement.

     If Mr. Swoboda's employment is terminated by the Company without cause or by Mr. Swoboda for good reason, and the termination is in connection with a change of control, then he will receive: (i) continued payment of his base salary for the Continuance Period, (ii) a lump-sum payment of an amount equal to his current target annual incentive, pro-rated to the date of termination, paid within 30 days of termination, (iii) a lump-sum payment, paid at the time fiscal year bonuses are paid to other Company executive officers, equal to twice the average of Mr. Swoboda's earned annual incentives for the two fiscal years immediately preceding the fiscal year in which the termination occurs, (iv) reimbursement for premiums paid to continue medical benefits for Mr. Swoboda and his eligible dependents under the Company's benefit plans for 24 months, and (v) full accelerated vesting with respect to Mr. Swoboda's then outstanding, unvested equity awards. In addition, Mr. Swoboda also will receive a gross-up payment equal to the amount of any excise tax incurred as a result of any payments made by the Company, together with any income, employment and excise taxes related to such the gross-up payment, as well as any related interest and penalties, that would not have been imposed absent such payments in an amount sufficient to restore him to the same after-tax position he would have been in if the excise tax had not been imposed.

     In the event of a dispute relating to any provision of the Agreement, the Company will reimburse Mr. Swoboda for the fees and expenses he incurs in connection with the dispute on a quarterly basis. In the event Mr. Swoboda does not prevail on at least one material issue or if an arbitrator determines that Mr. Swoboda's legal positions were frivolous or without legal foundation, (i) Mr. Swoboda will repay the Company amounts previously reimbursed, and (ii) Mr. Swoboda will reimburse the Company for its fees and expenses.

     The Agreement also provides that Mr. Swoboda will execute the Company's standard form of employee agreement regarding confidential information, intellectual property and noncompetition. This employee agreement contains standard provisions regarding the treatment and disclosure of confidential information, intellectual property assignment and rights and restrictions on competition. Under the non-competition provisions of the employee agreement and subject to certain limited exceptions, an employee is restricted while employed by the Company and for a period of time following the termination of his or her employment from: (i) performing services for any competing business, (ii) holding office as an officer or director or like position in any competing business or being the beneficial owner of an equity interest in any competing business, (iii) requesting any present or future customers or suppliers of the Company to curtail or cancel business with the Company, or (iv) inducing or attempting to induce any employee of the Company to terminate his or her employment with the Company. Competing business includes any entity which is engaged in the development, manufacture, marketing, distribution or sale of, or research related to (i) silicon carbide or Group III nitride materials for electronic applications, or for any other applications for which the Company is selling such materials at the time of the employee's termination, (ii) devices fabricated on or from such materials or (iii) packaging for or packaged light emitting diodes. Under the Agreement, Mr. Swoboda has agreed to be subject to these noncompetition provisions for the later of the date 12 months following termination of his employment or the expiration of the Continuance Period.

     This summary of the terms of the Agreement is not intended to be complete and is qualified in its entirety by the Agreement, which is included as Exhibit
10.1 to this report and incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits

            (c) Exhibits.

             Exhibit No.        Description
             -----------        -----------

                10.1            Charles M. Swoboda Employment Agreement

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       CREE, INC.


                                       By:     /s/ Cynthia B. Merrell
                                           -------------------------------------
                                           Cynthia B. Merrell
                                           Chief Financial Officer and Treasurer



Date:  October 19, 2004

                                  EXHIBIT INDEX



             Exhibit No.        Description
             -----------        -----------

                10.1            Charles M. Swoboda Employment Agreement